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                                                                    EXHIBIT 11.1


                            W-H Energy Services, Inc.

              Statement Regarding Computation of Earnings Per Share

    The following reflects the information used in calculating the number of shares in the computation of net loss per share for each of the periods set forth in the Consolidated Statements of Operations and Comprehensive Income.




                                                                                           AVERAGE
                                                       DAYS                                 SHARES                      LOSS PER
                                          SHARES    OUTSTANDING   SHARES X DAYS           OUTSTANDING       LOSS          SHARE
                                         ---------  -----------   -------------           -----------    ----------     ---------
                                                                                          ----------
Twelve months ended December 31, 1998    9,075,000     364        3,303,300,000   /364     9,075,000      (1,386,000)    (0.15)
                                                                                          ==========
Twelve months ended December 31, 1999    9,075,000      87          789,525,000
                                        12,049,436     277        3,337,693,772
                                                                                          ----------
                                                       364        4,127,218,772   /355    11,338,513     (15,220,000)    (1.34)
                                                                                          ==========
Twelve months ended December 31, 2000   12,049,436      31          373,532,516
                                        12,059,335     253        3,051,012,006
                                        22,174,836      70        1,552,238,520
                                        22,273,014      12          267,276,168
                                                                                          ----------
                                                       366        5,244,059,212   /366    14,328,031        (688,000)    (0.05)
                                                                                          ==========
